                                    Filed pursuant to Rule 424(b)(2)
                                    Registration Nos. 333-56587 and 333-56587-02



                                                                    [CHASE LOGO]
Prospectus Supplement (To Prospectus Dated July 17, 1998)
$250,000,000
CHASE CAPITAL VIII
8.25% CAPITAL SECURITIES, SERIES H
(LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)
FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED BELOW, BY
THE CHASE MANHATTAN CORPORATION

DISTRIBUTIONS

-   Quarterly, beginning October 31, 2000.

- Distributions may be postponed for up to five years, but not beyond the maturity date.

ISSUER AND GUARANTOR

- Chase Capital VIII, a subsidiary of The Chase Manhattan Corporation, will issue the Capital Securities.

- Chase Capital VIII's only assets will be the Subordinated Debentures to be issued by The Chase Manhattan Corporation and having essentially the same payment terms as the Capital Securities. Chase Capital VIII can make distributions on the Capital Securities only if The Chase Manhattan Corporation makes interest payments on the Subordinated Debentures.

- The Chase Manhattan Corporation will guarantee the Capital Securities as described in this document.

MATURITY DATE

-   July 15, 2030.

REDEMPTION

- The Capital Securities may be redeemed at any time on or after July 31, 2005 or earlier upon certain events involving taxation or capital treatment.

SUBORDINATION
- The Subordinated Debentures will be subordinated to all existing and future senior debt of The Chase Manhattan Corporation and all liabilities of its subsidiaries. As a result, the Capital Securities also will be effectively subordinated to the same debt and liabilities.

LISTING

- The Capital Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     ----------------------------------------------------------------------
INVESTING IN THE CAPITAL SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-7.

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK. THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     ----------------------------------------------------------------------

                                                 Per Capital Security                         Total
   Initial Public Offering Price                 $25.00(1)                       $250,000,000(1)
   Underwriting Commissions                      (2)                             (2)
   Proceeds to Issuer                            $25.00                          $250,000,000

(1) Your purchase price will also include any distributions accrued on the Capital Securities since July 31, 2000.
(2) The Chase Manhattan Corporation will pay underwriting commissions of $0.7875 per Capital Security ($7,875,000 in total).
     ----------------------------------------------------------------------

- The Capital Securities will be delivered to you through the book-entry facilities of The Depository Trust Company on or about July 31, 2000.

- The underwriters named herein will purchase the Capital Securities on a firm commitment basis and offer them to you, subject to certain conditions.

- Certain of our affiliates, including Chase Securities Inc., may use this Prospectus Supplement and the attached Prospectus in connection with offers and sales of the Capital Securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

CHASE SECURITIES INC.                                       SALOMON SMITH BARNEY

MERRILL LYNCH & CO.
                              PAINEWEBBER INCORPORATED
                                                     PRUDENTIAL SECURITIES

BEAR, STEARNS & CO. INC.        LEHMAN BROTHERS       U.S. BANCORP PIPER JAFFRAY
     ----------------------------------------------------------------------

            The date of this Prospectus Supplement is July 25, 2000.

     In making your investment decision, you should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the attached Prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it.

     We are offering the Capital Securities for sale only in places where sales are permitted.

     You should not assume that the information contained or incorporated by reference in this Prospectus Supplement or the attached Prospectus is accurate as of any date other than its respective date.

             ------------------------------------------------------

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
Summary...............................   S-3
Risk Factors..........................   S-7
Chase Capital VIII....................   S-9
The Chase Manhattan Corporation.......   S-9
Capitalization........................  S-11
Accounting Treatment..................  S-12
Summary of Terms of Capital
  Securities..........................  S-12
Summary of Terms of Subordinated
  Debentures..........................  S-17
Guarantee of Capital Securities.......  S-20
Certain Federal Income Tax
  Consequences........................  S-20
ERISA Considerations..................  S-24
Underwriting..........................  S-27
Validity of Securities................  S-29
PROSPECTUS
Available Information.................     3
Incorporation of Certain Documents by
  Reference...........................     3
The Chase Manhattan Corporation.......     5
The Issuers...........................     5
Use of Proceeds.......................     6
Description of Junior Subordinated
  Debentures..........................     6
Description of Preferred Securities...    17
Book-Entry Issuance...................    28
Description of Guarantees.............    31
Relationship Among the Preferred
  Securities, the Corresponding Junior
  Subordinated Debentures and the
  Guarantees..........................    33
Plan of Distribution..................    34
Validity of Securities................    35
Experts...............................    35

                                    SUMMARY

     In this summary, we have highlighted certain information in this Prospectus Supplement and the attached Prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the Capital Securities and the related Guarantees and Subordinated Debentures, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire Prospectus Supplement and the attached Prospectus. You should also read the documents we have referred you to in "Available Information" and "Incorporation of Certain Documents by Reference" on pages 3 and 4 of the attached Prospectus.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     This Prospectus Supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the attached Prospectus. This Prospectus Supplement may also update or supersede information in the attached Prospectus. In the case of inconsistencies, this Prospectus Supplement will apply. Capitalized terms used but not defined in this Prospectus Supplement have the meanings indicated in the attached Prospectus.

                              THE ISSUER AND CHASE

     Chase Capital VIII, which we refer to as the "Issuer", is a Delaware business trust. It was created for the sole purpose of issuing the 8.25% Capital Securities, Series H, which we refer to as the "Capital Securities", and engaging in the other transactions described in this Prospectus Supplement and the attached Prospectus. The Issuer Trustees referred to on page 5 of the attached Prospectus will conduct the business affairs of the Issuer.

     The Chase Manhattan Corporation, which we refer to as "Chase", is a bank holding company. Through its subsidiaries, Chase conducts domestic and international financial services businesses. Chase is one of the largest banking institutions in the United States, with $391 billion in assets and $24 billion in stockholders' equity as of March 31, 2000.

     Chase's principal executive office is located at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-6000.

                             THE CAPITAL SECURITIES

     Each Capital Security will represent an undivided beneficial ownership interest in the assets of the Issuer.

     The Issuer will sell the Capital Securities to the public and its Common Securities to Chase. The Issuer will use the proceeds from those sales to purchase $257,731,975 aggregate principal amount of 8.25% Junior Subordinated Deferrable Interest Debentures, Series H, which we refer to as the "Subordinated Debentures". Chase will pay interest on the Subordinated Debentures at the same rates and on the same dates as the Issuer makes payments on the Capital Securities. The Issuer will use payments it receives on the Subordinated Debentures to make the corresponding payments on the Capital Securities.

DISTRIBUTIONS

     If you purchase Capital Securities, you will be entitled to receive cumulative cash distributions at the annual rate of 8.25% of the stated liquidation amount of $25 per Capital Security (the "Liquidation Amount"). Distributions will accumulate from July 31, 2000. The Issuer will make distribution payments on the Capital Securities quarterly in arrears, on each January 31, April 30, July 31 and October 31, beginning October 31, 2000, unless those payments are deferred as described below.

DEFERRAL OF DISTRIBUTIONS

     Chase may elect, on one or more occasions, to defer the quarterly interest payments on the Subordinated Debentures for a period of up to 20 consecutive quarterly periods. In other words, Chase can declare one or more interest payment moratoriums on the Subordinated Debentures, each of which may last for up to five years. However, no interest deferral may (1) extend beyond the stated maturity date of the Subordinated Debentures or (2) begin during the existence of an event of default with respect to the Subordinated Debentures.

     If Chase exercises its right to defer interest payments on the Subordinated Debentures, the Issuer will also defer distribution payments on the Capital Securities.

     Although you will not receive distribution payments on the Capital Securities if interest payments are deferred, interest will continue to accrue, compounded quarterly, on the Subordinated Debentures, and deferred interest payments will accrue additional interest. As a result, additional distributions will continue to accumulate on the deferred distributions at the annual rate of 8.25%, compounded quarterly.

     If Chase defers payments of interest on the Subordinated Debentures, the Subordinated Debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Capital Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions.

REDEMPTION

     The Issuer will redeem the Capital Securities and its Common Securities on July 15, 2030, the stated maturity date of the Subordinated Debentures. In addition, if Chase redeems or repays any Subordinated Debentures prior to their stated maturity date, the Issuer will use the cash it receives to redeem, on a proportionate basis, an equal amount of Capital Securities and Common Securities.

     The redemption terms of the Subordinated Debentures are summarized below under "Summary -- The Subordinated Debentures -- Redemption."

     Upon any redemption of the Capital Securities, you will be entitled to receive a redemption price equal to the Liquidation Amount of the Capital Securities redeemed, plus any accumulated and unpaid distributions to the date of redemption.

LIQUIDATION OF THE ISSUER AND DISTRIBUTION OF SUBORDINATED DEBENTURES TO HOLDERS

     Chase may dissolve the Issuer at any time, subject to its receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve").
     If Chase dissolves the Issuer, after the Issuer satisfies all of its liabilities as required by law, the Issuer Trustees will:

     - distribute the Subordinated Debentures to the holders of the Capital Securities; or

     - if the Property Trustee determines that a distribution of the Subordinated Debentures is not practical, pay the Liquidation Amount of the Capital Securities, plus any accumulated and unpaid distributions to the payment date, in cash.

BOOK-ENTRY

     The Capital Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company ("DTC") or its nominee. This means that you will not receive a certificate for your Capital Securities and Capital Securities will not be registered in your name, except under certain limited circumstances described in the attached Prospectus under the caption "Description of Preferred Securities -- Global Preferred Securities".

LISTING OF THE CAPITAL SECURITIES

     The Capital Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                          THE SUBORDINATED DEBENTURES

MATURITY AND INTEREST

     The Subordinated Debentures will mature on July 15, 2030. They will bear interest at the annual rate of 8.25% of their principal amount. Interest on the Subordinated Debentures will accrue from July 31, 2000. Chase will pay that interest quarterly in arrears on each January 31, April 30, July 31 and October 31, beginning October 31, 2000.

RANKING

     The Subordinated Debentures will constitute one series of the Junior Subordinated Debentures referred to in the attached Prospectus and will be issued by Chase under the Indenture referred to in the attached Prospectus. The Subordinated Debentures will be unsecured and will rank junior to all of Chase's Senior Debt. For a definition of "Senior Debt", see page 15 of the attached Prospectus. Substantially all of Chase's debt, other than other series of Junior Subordinated Debentures previously issued or that may be issued in the future, constitutes Senior Debt.

CERTAIN PAYMENT RESTRICTIONS APPLICABLE TO CHASE

     During any period in which Chase has elected to defer interest payments on the Subordinated Debentures, Chase generally may not make payments on its capital stock, debt securities or guarantees, subject to certain limited exceptions.

REDEMPTION

     Chase may elect to redeem any or all of the Subordinated Debentures at one or more times on or after July 31, 2005. In addition, if certain changes occur relating to the tax or capital treatment of the Capital Securities, Chase may elect to redeem all, but not less than all, of the Subordinated Debentures. For a description of the changes that would permit such a redemption, see "Summary of Terms of Subordinated Debentures -- Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event" below.

     If required under the Federal Reserve's capital rules, Chase will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above.

EVENTS OF DEFAULT

     The following events, which are referred to as "Debenture Events of Default" in the attached Prospectus, are events of default with respect to the Subordinated Debentures:

     - Chase fails to pay interest within 30 days after the due date; or

     - Chase fails to pay principal or premium when due; or

     - Chase materially breaches a covenant in the Indenture and the breach continues for 90 days after notice by the trustee under the Indenture or holders of at least 25% of the principal amount of the Subordinated Debentures; or

     - certain events occur involving the bankruptcy, insolvency or reorganization of Chase.

     Upon an event of default, the trustee under the Indenture may declare all principal and interest on the Subordinated Debentures immediately due and payable. Under certain limited circumstances, the holders of a majority of the aggregate Liquidation Amount of Capital Securities may make that declaration or directly exercise certain rights and remedies under the Indenture.

LISTING OF SUBORDINATED DEBENTURES UPON DISTRIBUTION TO HOLDERS

     If the Issuer Trustees distribute the Subordinated Debentures to holders of the Capital Securities upon liquidation of the Issuer, Chase will use its best efforts to have the Subordinated Debentures listed or quoted on any stock exchange or quotation system on which the Capital Securities were listed at the time of the Issuer's termination.

                               GUARANTEE BY CHASE

     Chase will fully and unconditionally guarantee payment of amounts due under the Capital Securities on a subordinated basis and to the extent the Issuer has funds available for payment of those amounts. We refer to this obligation as the "Guarantee". However, the Guarantee does not cover payments if the Issuer does not have sufficient funds to make the distribution payments, including, for example, if Chase has failed to pay to the Issuer amounts due under the Subordinated Debentures.

     Chase, as issuer of the Subordinated Debentures, is also obligated to pay the expenses and other obligations of the Issuer, other than its obligations to make payments on the Capital Securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth Chase's consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:

                                              THREE MONTHS
                                                 ENDED            YEAR ENDED DECEMBER 31,
                                               MARCH 31,    ------------------------------------
                                                  2000      1999    1998    1997    1996    1995
                                              ------------  ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits............      2.36      2.64    1.84    1.82    1.66    1.90
  Including Interest on Deposits............      1.60      1.71    1.43    1.43    1.32    1.41
Earnings to Combined Fixed Charges and
  Preferred Stock Dividend Requirements:
  Excluding Interest on Deposits............      2.34      2.61    1.82    1.77    1.60    1.82
  Including Interest on Deposits............      1.59      1.70    1.42    1.41    1.30    1.38

     For purposes of the above ratios, earnings consist of net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the portion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the portion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                  RISK FACTORS

     Before deciding whether to purchase any Capital Securities, you should pay special attention to the following risk factors.

SUBORDINATION OF THE SUBORDINATED DEBENTURES AND THE GUARANTEE

     Chase's obligations under the Subordinated Debentures and the Guarantee are unsecured and rank junior in right of payment to all of Chase's existing and future Senior Debt. This means that Chase cannot make any payments on the Subordinated Debentures or under the Guarantee if Chase is in default on its Senior Debt. In addition, in the event of the bankruptcy, insolvency or liquidation of Chase, Chase's assets must be used to pay off its Senior Debt in full before any payments may be made on the Subordinated Debentures or under the Guarantee. Substantially all of Chase's existing debt, other than the Junior Subordinated Debentures, is Senior Debt.

     The Indenture, the Guarantee and the trust agreement with respect to the Issuer and the Capital Securities (the "Trust Agreement") do not limit Chase's ability to incur additional secured or unsecured debt, including Senior Debt. See "Description of Guarantees -- Status of the Guarantees" and "Description of Junior Subordinated Debentures -- Subordination" in the attached Prospectus.

STATUS OF CHASE AS A HOLDING COMPANY

     Chase is a holding company that conducts substantially all of its operations through subsidiaries. As a result, its ability to make payments on the Subordinated Debentures and the Guarantee will depend primarily upon the receipt of dividends and other distributions from its subsidiaries. Various legal limitations restrict the extent to which Chase's subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with Chase or certain of its other subsidiaries.

     In addition, Chase's right to participate in any distribution of assets from any subsidiary, upon the subsidiary's liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that Chase is recognized as a creditor of that subsidiary. As a result, the Subordinated Debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of Chase's subsidiaries. You should look only to the assets of Chase as the source of payment for the Subordinated Debentures and the Guarantee.

DEPENDENCE ON CHASE'S PAYMENTS ON SUBORDINATED DEBENTURES; LIMITATIONS UNDER THE GUARANTEE

     The Issuer's ability to make timely distribution and redemption payments on the Capital Securities is solely dependent on Chase's making the corresponding payments on the Subordinated Debentures. In addition, the Guarantee only guarantees that Chase will make distribution and redemption payments if the Issuer had funds available to make the payments but failed to do so.

     If the Issuer defaults on its payment obligations under the Capital Securities because Chase has failed to make the corresponding payments under the Subordinated Debentures, you will not be able to rely upon the Guarantee for payment. Instead, you may institute a legal proceeding directly against Chase for enforcement of its payment obligations under the Indenture and the Subordinated Debentures.

POTENTIAL ADVERSE MARKET PRICE AND TAX CONSEQUENCES OF DEFERRAL OF INTEREST PAYMENTS

     Chase currently does not intend to exercise its right to defer payments of interest on the Subordinated Debentures. However, if it exercises that right in the future, the market price of the Capital Securities is likely to be affected. As a result of the existence of Chase's deferral right, the market price of the Capital Securities, payments on which depend solely on payments being made on the Subordinated Debentures, may be more volatile than the market prices of other securities that are not subject to optional deferrals.

     If Chase does defer interest on the Subordinated Debentures and you elect to sell Capital Securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Capital Securities until the payment of interest at the end of the deferral period.

     If Chase does defer interest payments on the Subordinated Debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the Subordinated Debentures, even if you normally report income when received and even though you will not receive the cash attributable to that income until after the end of the period of deferral. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

CAPITAL SECURITIES MAY BE REDEEMED AT ANY TIME UPON A TAX EVENT OR CAPITAL TREATMENT EVENT

     Under certain circumstances, within 90 days after the occurrence of a Tax Event or a Capital Treatment Event, each of which terms is defined beginning at page S-19 below, Chase may elect to redeem the Subordinated Debentures in whole, but not in part. That redemption would cause a mandatory redemption of the Capital Securities at a redemption price equal to their Liquidation Amount plus accumulated and unpaid distributions. See "Summary of Terms of Subordinated Debentures -- Conditional Right to Redeem upon a Tax Event or Capital Treatment Event" below and "Description of Preferred Securities -- Redemption or Exchange" in the attached Prospectus.

LIMITED VOTING RIGHTS

     As a holder of Capital Securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, all of whom will be appointed, removed or replaced by Chase. However, if an event of default occurs with respect to the Subordinated Debentures, you would be entitled to vote to remove, replace or appoint the Property Trustee and the Delaware Trustee.

UNCERTAIN LIQUIDITY OF TRADING MARKET

     The Capital Securities have been approved for listing on The New York Stock Exchange, subject to official notice of issuance. We expect trading of the Capital Securities on the New York Stock Exchange to begin within 30 days after initial issuance of the Capital Securities. The underwriters for this offering have advised us that they intend to make a market in the Capital Securities prior to the date the Capital Securities begin trading on the New York Stock Exchange. However, the Underwriters may discontinue market making at any time. Therefore, we cannot assure you as to the liquidity of the trading markets for the Capital Securities.

                               CHASE CAPITAL VIII

     The Issuer is a statutory business trust created under Delaware law in 1998. It is one of the Issuers formed for the purposes and having the characteristics described under the caption "The Issuers" in the attached Prospectus. The Issuer will be governed by the Trust Agreement to be signed by Chase, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named in the Trust Agreement.

     The Issuer will not be subject to the reporting requirements of the Securities Exchange Act. As further described under the caption "Accounting Treatment" below, Chase has agreed that it will provide certain information regarding the Issuer and the Capital Securities in the financial statements included in Chase's periodic reports to the SEC.

                        THE CHASE MANHATTAN CORPORATION

GENERAL

     Chase is a bank holding company registered under the Bank Holding Company Act of 1956. We were organized as a Delaware corporation in 1968. As of March 31, 2000, we were one of the largest banking institutions in the United States, with $391 billion in assets and $24 billion in stockholders' equity.

     Through our subsidiaries, we conduct domestic and international financial services businesses. Our principal bank subsidiaries are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), and Chase Manhattan Bank USA, National Association, headquartered in Delaware ("Chase USA"). Our principal non-bank subsidiary is Chase Securities Inc. ("CSI"), which is engaged in securities underwriting and dealing.

BUSINESS

     Our activities are internally organized, for operating purposes, into three major business franchises. A brief description of these business franchises is presented below.

     Global Bank

     Global Bank combines the strengths of a leading commercial bank and a leading investment bank to meet the needs of customers around the world. Our Global Bank businesses included, as of March 31, 2000:

     - Global Markets, which conducts trading and sales of foreign exchange and derivatives contracts and fixed income securities, and which also includes our domestic and international treasury units, which manage interest rate exposures and securities portfolios;

     - Chase Capital Partners, which provides equity and mezzanine financing in the United States and, to a lesser extent, abroad and which invests in equity funds and manages high yield funds;

     - Global Investment Banking, which advises and provides integrated financial solutions to corporations, financial institutions, governments, financial sponsors and entrepreneurs worldwide;

     - Corporate Lending and Portfolio Management, which provides credit and lending services to clients globally utilizing a strategy that emphasizes origination for distribution and active portfolio management; and;

     - Global Private Bank, which serves a global base of high net worth individuals and families.

     National Consumer Services

     National Consumer Services serves consumers, middle market customers and small business across the United States through an array of channels. Our National Consumer Services businesses included, as of March 31, 2000:

     - Chase Cardmember Services, which includes the fourth-largest bank credit card issuer in the U.S., as of March 31, 2000 as well as Chase's international consumer business;

     - Regional Consumer Banking, which has a leading share of primary banking relationships among consumers and small businesses in the New York metropolitan tri-state area and is a leading retail institution in key Texas markets;

     - Chase Home Finance, which as of March 31, 2000 was the largest originator and servicer of residential mortgage loans in the U.S. and a leading provider of home equity and manufactured housing financing;

     - Diversified Consumer Services, which as of March 31, 2000 was one of the largest bank originators of auto loans and leases in the U.S. and a leading provider of student loans, and which provides brokerage services and investment products and distributes bank insurance in the U.S.; and

     - Middle Market Clients, which provides financial services to companies which annual sales ranging from $3 million to $500 million.

     Global Services

     Global Services is a leading provider of information and transaction services globally and includes custody, cash management, trust and other fiduciary services. At March 31, 2000, Global Services included:

     - Global Investor Services, which provides custody and other investor services to mutual funds, investment managers, pension funds, insurance companies and banks globally;

     - Chase Treasury Solutions, which provides treasury, cash management, multicurrency payment, trade finance, liquidity information and web-enabled solutions to customers around the world and is a market leader in FedWire, ACH and CHIPS volume; and

     - Capital Markets Fiduciary Services, which is a leader worldwide in delivering a broad range of securities processing, trustee and agency and support services.

     Corporate and Support Units

     In addition to our three major business franchises, Chase has corporate and support units that include:

     - Chase.com, which manages Chase's new internet-related ventures and works with our business units to capitalize on internet opportunities;

     - Chase Business Services, which is Chase's internal service provider; and

     - Technology Solutions, which provides support for Chase's e-commerce and technology infrastructure.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of Chase as of March 31, 2000 and as adjusted to give effect to the issuance of the Capital Securities and the Subordinated Debentures. You should also read Chase's consolidated financial statements and the related notes, which are incorporated by reference.

                                                                    MARCH 31, 2000
                                                              --------------------------
                                                                ACTUAL       AS ADJUSTED
                                                              -----------    -----------
                                                                    (IN MILLIONS)
                                                              (UNAUDITED)
Total long-term debt........................................    $20,640        $20,640
                                                                -------        -------
Guaranteed Preferred Beneficial Interests in Chase's Junior
  Subordinated Deferrable Interest Debentures(a)............      2,538          2,788
Preferred Stock of Subsidiary(b)............................        550            550
                                                                -------        -------
Stockholders' Equity
  Preferred Stock...........................................        928            928
  Common Stock..............................................        882            882
  Capital Surplus...........................................      9,323          9,323
  Retained Earnings.........................................     18,494         18,494
  Accumulated Other Comprehensive Income....................     (1,369)        (1,369)
  Treasury Stock, At Cost...................................     (4,285)        (4,285)
                                                                -------        -------
          Total Stockholders' Equity........................    $23,973        $23,973
                                                                -------        -------
TOTAL CAPITALIZATION........................................    $47,701        $47,951
                                                                =======        =======

---------------
(a) Includes the net proceeds from the issuance of the following guaranteed preferred securities having the following total liquidation amounts:
    (1) $600 million issued by Chase Capital I; (2) $500 million issued by Chase Capital II; (3) $300 million issued by Chase Capital III; (4) $350 million issued by Chase Capital IV; (5) $200 million issued by Chase Capital V; (6) $250 million issued by Chase Capital VI; (7) $350 million issued by Chase Capital VII; and (8) in the "as adjusted" column only, the Capital Securities being offered.

    The net proceeds from each above issuance, together with the amounts paid by Chase for the related common securities, were invested:

     (1) by Chase Capital I in approximately $618.6 million principal amount of Series A Junior Subordinated Debentures, which bear interest at the annual rate of 7.67% and which will mature on December 1, 2026;

     (2) by Chase Capital II in approximately $515.5 million principal amount of Series B Junior Subordinated Debentures, which bear interest at the annual floating rate of LIBOR plus .50% and which will mature on February 1, 2027;

     (3) by Chase Capital III in approximately $309.3 million principal amount of Series C Junior Subordinated Debentures, which bear interest at the annual floating rate of LIBOR plus .55% and which will mature on March 1, 2027;

     (4) by Chase Capital IV in approximately $360.8 million principal amount of Series D Junior Subordinated Debentures, which bear interest at the annual rate of 7.34% and which will mature on December 6, 2027;

     (5) by Chase Capital V in approximately $206.2 million principal amount of Series E Junior Subordinated Debentures, which bear interest at the annual rate of 7.03% and which will mature on March 31, 2028;

     (6) by Chase Capital VI in approximately $257.7 million principal amount of Series F Junior Subordinated Debentures, which bear interest at the annual floating rate of LIBOR plus .625% and which will mature on August 1, 2028; and

     (7) by Chase Capital VII in approximately $360.8 million principal amount of Series G Junior Subordinated Debentures, which bear interest at the annual rate of 7.00% and which will mature on May 15, 2029.

         The Issuer will invest the proceeds of the offering of the Capital Securities in approximately $257.7 million of Subordinated Debentures, which will bear interest at the annual rate of 8.25% and will mature on July 15, 2030. Chase owns all of the common securities of each of Chase Capital I, Chase Capital II, Chase Capital III, Chase Capital IV, Chase Capital V, Chase Capital VI and Chase Capital VII and will own all of the common securities of the Issuer. The sole assets of each of the trusts are (or, in the case of the Issuer, will be) the respective Junior Subordinated Debentures referred to above.

(b) Reflects the issuance of preferred stock in September 1996 by Chase Preferred Capital Corporation, a wholly owned subsidiary of the Bank, which has elected to be treated for federal income tax purposes as a real estate investment trust.

                              ACCOUNTING TREATMENT

     The Issuer will be treated as a subsidiary of Chase for financial reporting purposes, and the Issuer's accounts will be included in Chase's consolidated financial statements. In its future financial reports, Chase will

     - present the Capital Securities as part of a separate line item in Chase's consolidated balance sheets;

     - include appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures in the notes to Chase's consolidated financial statements; and

     - record distributions payable on the Capital Securities as an expense.

                              SUMMARY OF TERMS OF
                               CAPITAL SECURITIES

     The Capital Securities represent undivided beneficial ownership interests in the assets of the Issuer and are a series of "Preferred Securities", as described in the attached Prospectus.

     We have summarized below certain terms of the Capital Securities. This summary supplements the general description of the Preferred Securities contained in the attached Prospectus. Any information regarding the Capital Securities contained in this Prospectus Supplement that is inconsistent with information in the Prospectus will apply and will supersede the inconsistent information in the Prospectus.

     This summary is not complete. You should also refer to the Trust Agreement, a form of which has been filed as an exhibit to the registration statement (No. 333-56587) of which this Prospectus Supplement and the attached Prospectus are a part (the "Registration Statement").

DISTRIBUTIONS

     You will be entitled to receive quarterly distributions on the Capital Securities at the annual rate of 8.25% of the stated Liquidation Amount of each Capital Security ($25), which is the same as the rate payable on the Subordinated Debentures. The Issuer will pay distributions quarterly in arrears on each January 31, April 30, July 31 and October 31, beginning October 31, 2000. Distributions will be cumulative and will accumulate from July 31, 2000.

     On each distribution date, the Issuer will pay the applicable distribution to the holders of the Capital Securities on the record date for that distribution date. As long as the Capital Securities remain in book-entry form, the record dates for the Capital Securities will be one Business Day prior to the relevant distribution date. For the definition of "Business Day", see page 18 of the attached Prospectus. If Capital Securities are not in book-entry form, the record date will be the 15th day of the month in which the relevant distribution date occurs.

     The period beginning on and including July 31, 2000 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a "distribution period". The amount of distributions payable for any distribution period will be computed on the basis of a 360-day year of twelve 30-day months.

     In the event that any distribution date would fall on a day that is not a Business Day, that distribution date will be postponed until the next day that is a Business Day and no additional distribution or other payment will accrue as a result of that postponement. However, if the postponement would cause the distribution date to fall in the next calendar year, the distribution date will instead be brought forward to the preceding Business Day. See "Description of Preferred Securities -- Distributions" in the attached Prospectus.

     Distributions that are not paid on the applicable distribution date will accumulate additional distributions, to the extent permitted by law, at the annual rate of 8.25%, compounded quarterly, from the relevant distribution date. References to "distributions" in this Prospectus Supplement and the attached Prospectus include these additional distributions.

DEFERRAL OF DISTRIBUTIONS

     If the Subordinated Debentures are not in default, Chase has the right, on one or more occasions, to defer payment of interest on the Subordinated Debentures for up to 20 consecutive distribution periods, but not beyond the stated maturity of the Subordinated Debentures. If Chase exercises this right, the Issuer will also defer paying quarterly distributions on the Capital Securities during that period of deferral.

     Although no interest or distribution payments will be made during a period of deferral, interest on the Subordinated Debentures will continue to accrue and, as a result, distributions on the Capital Securities will continue to accumulate at the annual rate of 8.25%, compounded quarterly. References to "distributions" in this Prospectus Supplement and the attached Prospectus include these additional distributions.

     Once Chase makes all deferred interest payments on the Subordinated Debentures, it can once again defer interest payments subject to the limitations discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions on your Capital Securities.

     See "Summary of Terms of Subordinated Debentures -- Option to Defer Interest Payments" below.

REDEMPTION

     If Chase repays or redeems the Subordinated Debentures, in whole or in part, whether at stated maturity or earlier, the Property Trustee will use the proceeds of that repayment or redemption to redeem a total amount of Capital Securities and Common Securities equal to the amount of Subordinated Debentures redeemed. The redemption price will be equal to the aggregate Liquidation Amount of the Capital Securities and Common Securities, plus accumulated and unpaid distributions to the redemption date.

     If less than all Capital Securities and Common Securities are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of Capital Securities and Common Securities outstanding.

     The Property Trustee will give holders of Capital Securities not less than 30 nor more than 60 days' notice prior to the date of any redemption of Capital Securities.

     See "Summary of Terms of Subordinated Debentures -- Redemption" for a description of the redemption terms of the Subordinated Debentures.

OPTIONAL LIQUIDATION OF THE ISSUER
AND DISTRIBUTION OF SUBORDINATED
DEBENTURES TO HOLDERS

     Chase may elect to dissolve the Issuer at any time and, after satisfaction of the Issuer's liabilities, to cause the Property Trustee to distribute the Subordinated Debentures to the holders of the Capital Securities. However, if then required under the Federal Reserve's capital rules, Chase will receive the prior approval of the Federal Reserve prior to making that election.

     Chase anticipates that any distribution of Subordinated Debentures would be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the Capital Securities. See "-- Book-Entry Issuance; Issuance of Certificated Capital Securities" and "-- Global Clearance and Settlement Procedures" below and "Book-Entry Issuance" in the attached Prospectus.

     Under current United States federal income tax law, and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of Subordinated Debentures in exchange for the Capital Securities would not be a taxable event to you. If, however, the Issuer were subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of the Subordinated Debentures by the Issuer would be a taxable event to the Issuer and to you. See "Certain Federal Income Tax Consequences -- Distribution of Subordinated Debentures to Holders of Capital Securities" below.

LIQUIDATION VALUE

     Upon liquidation of the Issuer, you would be entitled to receive $25 per Capital Security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination" in the attached Prospectus.

SUBORDINATION OF COMMON SECURITIES

     The Issuer will pay distributions on its Common Securities at the same rate and on the same distribution dates as the Capital Securities. However, if there is an event of default under the Indenture, the Issuer will not pay distributions on the Common Securities until all distributions on the Capital Securities have been paid in full. For a more detailed description of circumstances in which the Capital Securities will have a preference over the Common Securities, see "Description of Preferred Securities -- Subordination of Common Securities" in the attached Prospectus.

EVENTS OF DEFAULT UNDER TRUST AGREEMENT

     For a description of the events of default under the Trust Agreement, as well as a summary of the remedies available as a result of those events of default, see "Description of Preferred Securities -- Events of Default; Notice" in the attached Prospectus.

     An event of default with respect to the Subordinated Debentures also constitutes an event of default under the Trust Agreement and entitles the Property Trustee, as sole holder of the Subordinated Debentures, to declare the Subordinated Debentures due and payable under the Indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the Subordinated Debentures, see "Description of Junior Subordinated Debentures -- Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Preferred Securities" in the attached Prospectus.

VOTING RIGHTS

     Except as described under "Description of Guarantees -- Amendments and Assignment" in the attached Prospectus, or as otherwise required by law or the Trust Agreement, as an owner of Capital Securities, you will not have any voting rights.

BOOK-ENTRY ISSUANCE; ISSUANCE OF CERTIFICATED CAPITAL SECURITIES

     The Capital Securities will be issued in the form of one or more global securities registered in the name of DTC or its nominee. Ownership and transfers of beneficial interests in the Capital Securities will be shown only on records maintained by DTC and its participants. Investors may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking S.A. ("Clearstream"), and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. The Chase Manhattan Bank will act as depositary for Clearstream and Euroclear (the "U.S. Depositary"). Except as described below and in the attached Prospectus, you will not be entitled to receive Capital Securities certificates. See "Description of Preferred Securities -- Global Preferred Securities" and "Book-Entry Issuance" in the attached Prospectus.

     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters for this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

     Distributions with respect to interests in Capital Securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary.

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all Euroclear operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to interests in Capital Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary.

     A global security will be exchangeable for Capital Securities registered in the names of persons other than DTC or its nominee only if:

     - DTC notifies the Issuer that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered as legally required and no successor depositary is appointed;

     - The Issuer elects to exchange the global securities for certificated Capital Securities; or

     - An event of default with respect to the Subordinated Debentures occurs and is continuing.

     Any global security that is exchangeable as described above will be exchangeable for definitive certificates registered in the names directed by DTC. Any Capital Securities in certificated form will be in denominations of $25 and integral multiples of $25 in excess of $25.

     If the Capital Securities are issued in certificated form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. If the Capital Securities are issued in certificated form, distributions on the Capital Securities will be paid, transfers and exchanges of Capital Securities will be registered, and Subordinated Debentures will be distributed in exchange for Capital Securities, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees. However, payment of any distribution on the Capital Securities may be made at the option of the Administrative Trustees by check or by wire transfer.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     Initial settlement for the Capital Securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC's rules, and those secondary market trades will settle in immediately available funds. Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and those secondary market trades will settle in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. Depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

     Because of time-zone differences, credits of Capital Securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in Capital Securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of Capital Securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the above procedures in order to facilitate transfers of Capital Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

                  SUMMARY OF TERMS OF SUBORDINATED DEBENTURES

     We have summarized below certain terms of the Subordinated Debentures. This summary supplements the general description of the Junior Subordinated Debentures contained in the attached Prospectus. Any information regarding the Subordinated Debentures contained in this Prospectus Supplement that is inconsistent with information in the Prospectus will apply and will supersede the inconsistent information in the Prospectus.

     This summary is not complete. You should refer to the Indenture, which has been filed as an exhibit to the Registration Statement. We anticipate that until the liquidation, if any, of the Issuer, each Subordinated Debenture will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities.

     The Subordinated Debentures will be a series of "Corresponding Junior Subordinated Debentures" under the Indenture, as described in the attached Prospectus. They will be unsecured and junior in right of payment to all of Chase's Senior Debt, as described under "Description of Junior Subordinated Debentures -- Subordination" in the attached Prospectus.

INTEREST RATE AND MATURITY

     The Subordinated Debentures will bear interest at the annual rate of 8.25% of their principal amount. Interest will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, beginning October 31, 2000, and at maturity.

     The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. An interest period for the Subordinated Notes will be (1) the period beginning on and including July 31, 2000 and ending on but excluding the first interest payment date and (2) each subsequent period beginning on and including an interest payment date and ending on but excluding the next interest payment date. In the event that any interest payment date would fall on a day that is not a Business Day, that interest payment date will be postponed until the next day that is a Business Day and no interest or other payment will accrue as a result of that postponement. However, if the postponement would cause the interest payment date to fall in the next calendar year, the interest payment date will instead be brought forward to the preceding Business Day.

     To the extent permitted by law, accrued interest that is not paid on the applicable interest payment date will bear additional interest from that date on the unpaid amount at the annual rate of 8.25%, compounded quarterly. References to "interest" in this Prospectus Supplement and the attached Prospectus include quarterly interest payments and interest on unpaid amounts.

     The Subordinated Debentures will mature on July 15, 2030. If the maturity date of the Subordinated Debentures falls on a day that is not a Business Day, the amount due at maturity will be paid on the following Business Day, and no interest on that amount will accrue after the stated maturity date.

OPTION TO DEFER INTEREST PAYMENTS

     Chase may elect at one or more times to defer payment of interest on the Subordinated Debentures for up to 20 consecutive quarterly periods if the Subordinated Debentures are not in default. However, no deferral period may extend beyond the stated maturity date of the Subordinated Debentures.

     During each deferral period, interest will continue to accrue on the Subordinated Debentures, and, to the extent permitted by law, additional interest will accrue on the unpaid interest at the annual rate of 8.25%, compounded quarterly. At the end of each deferral period, or, if earlier, upon redemption of the Subordinated Debentures, Chase will pay all accrued and unpaid interest on the Subordinated Debentures.

     Chase at any time may pay all or any portion of the interest accrued to that point during a deferral period.

     Once Chase pays all accrued and unpaid interest on the Subordinated Debentures, it can again defer interest payments on the Subordinated Debentures as described above.

     During any deferral period, neither Chase nor its subsidiaries will be permitted to:

     - declare or pay any dividends or distributions on any of Chase's capital stock;

     - redeem, purchase, acquire or make a liquidation payment on any of Chase's capital stock;

     - repay, repurchase or redeem, or make any principal, interest or premium payment on, any of Chase's debt securities that have the same rank as or rank junior to the Subordinated Debentures (including other series of Junior Subordinated Debentures); or

     - make any guarantee payment with respect to debt securities of any of Chase's subsidiaries if the guarantee has the same rank as or ranks junior to the Subordinated Debentures.

     However, the following will not be prohibited:

     - dividends or distributions paid in Chase's capital stock;

     - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any rights under the plan;

     - payments under the Guarantee;

     - purchases of Chase's common stock in connection with any of its benefit plans for directors, officers or employees; and

     - purchases of common stock related to issuances under a dividend reinvestment and stock purchase plan or issuances as consideration in an acquisition transaction entered into prior to the beginning of the deferral period.

     Chase must notify the Property Trustee, the Administrative Trustees, the Debenture Trustee and, if the Property Trustee is not the sole holder of the Subordinated Debentures, the holders of the Subordinated Debentures, of its election to begin to defer interest payments. That notice must be given at least one Business Day prior to the earliest of:

     - the next date distributions on the Capital Securities and Common Securities would be payable in absence of the deferral election;

     - the date the Administrative Trustees are required to specify the record date for those distributions to the applicable stock exchange or quotation system on which the Capital Securities are then listed or quoted or to the holders of the Subordinated Debentures; and

     - one Business Day prior to that record date.

     See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" in the attached Prospectus.

TRUST COSTS AND EXPENSES

     Chase has agreed in the Indenture to pay:

     - all debts and other obligations of the Issuer, other than with respect to the Capital Securities and Common Securities;

     - all costs and expenses of the Issuer, including costs and expenses relating to the organization of the Issuer, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer; and

     - all taxes and related costs and expenses to which the Issuer might become subject, other than United States withholding taxes.

REDEMPTION

     At one or more times on or after July 31, 2005, Chase may, at its option, redeem some or all of the Subordinated Debentures.

     In addition, Chase may, subject to certain conditions, redeem all, but not less than all, of the Subordinated Debentures within 90 days after the occurrence of a Tax Event or Capital Treatment Event. See "Conditional Right to Redeem Upon a Tax Event or a Capital Treatment Event" below.

     If required under applicable capital guidelines or policies, Chase will obtain the prior approval of the Federal Reserve before effecting any redemption.

     The Issuer will use the proceeds of any redemption of the Subordinated Debentures to redeem the Capital Securities and Common Securities. The redemption price for any redemption of the Subordinated Debentures will be equal to the principal amount of the Subordinated Debentures being redeemed, plus accrued and unpaid interest on those Subordinated Debentures to the date of redemption.

DISTRIBUTION OF SUBORDINATED DEBENTURES

     As described above, the Subordinated Debentures may be distributed in exchange for the Capital Securities upon termination and liquidation of the Issuer, after satisfaction of the Issuer's liabilities to its creditors. See "Summary of Terms of Capital Securities -- Optional Liquidation of Issuer and Distribution of Subordinated Debentures to Holders" above.

     If the Subordinated Debentures are distributed to the holders of Capital Securities, we anticipate that the depositary arrangements for the Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Summary of Terms of Capital Securities -- Book-Entry Issuance; Issuance of Certificated Capital Securities" above and "Book-Entry Issuance" in the attached Prospectus.

     If the Subordinated Debentures are distributed to the holders of Capital Securities, Chase will use its best efforts to list the Subordinated Debentures on the New York Stock Exchange or any other stock exchange or quotation system on which the Capital Securities are then listed or quoted.

CONDITIONAL RIGHT TO REDEEM UPON A TAX EVENT OR CAPITAL TREATMENT EVENT

  Certain Definitions

     At any time within 90 days after a Tax Event or a Capital Treatment Event, Chase will have the right to redeem all, but not less than all, of the Subordinated Debentures at a redemption price equal to their principal amount plus accrued and unpaid interest to the redemption date.

     For purposes of the above:

     A "Tax Event" means the receipt by the Issuer or Chase of an opinion of counsel experienced in such matters to the effect that, as a result of:

     - any amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein that becomes effective after the initial issuance of the Capital Securities;

     - any proposed change in those laws or regulations that is announced after the initial issuance of the Capital Securities; or

     - any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Capital Securities;

there is more than an insubstantial risk that:

     - the Issuer is, or within 90 days of the date of that opinion will be, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures;

     - interest payable by Chase on the Subordinated Debentures is not, or within 90 days of the date of that opinion, will not be, deductible by Chase, in whole or in part, for United States federal income tax purposes; or

     - the Issuer is, or within 90 days of the date of that opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Capital Treatment Event" means the reasonable determination by Chase that, as a result of:

     - any amendment to, or change in, the laws or regulations of the United States or any political subdivision thereof or therein that becomes effective after the initial issuance of the Capital Securities;

     - any proposed change in those laws or regulations that is announced after the initial issuance of the Capital Securities; or

     - any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Capital Securities;

there is more than an insubstantial risk that Chase will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable.

                        GUARANTEE OF CAPITAL SECURITIES

     Under the Guarantee, Chase will guarantee certain payment obligations of the Issuer. For a description of the terms of Chase's guarantee, see "Description of Guarantees" in the attached Prospectus. The Trust Agreement provides that, by your acceptance of Capital Securities, you agree to the provisions of the Guarantee and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Simpson Thacher & Bartlett, special tax counsel to Chase and the Issuer, the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Persons who purchase the Capital Securities upon original issuance at their original issue price.

     As used in this summary, a "United States Person" means a person that is:

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

     Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as:

     - banks;

     - real estate investment trusts;

     - regulated investment companies;

     - insurance companies;

     - dealers in securities or currencies;

     - tax-exempt investors;

     - persons holding Capital Securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

     - traders in securities that elect the mark-to-market method of accounting for their securities holdings;

     - corporations that accumulate earnings to avoid federal income tax; or

     - foreign investors.

     In addition, this summary does not include any description of the following, either of which may be applicable to you:

     - alternative minimum tax consequences; or

     - the tax laws of any state, local or foreign government.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations enacted under the Code and administrative and judicial interpretations of the Code and those regulations, as of the date of this Prospectus Supplement. All of the authorities on which this summary is based are subject to change at any time, possibly on a retroactive basis.

     In addition, the authorities on which this summary is based are subject to various interpretations. The opinions of Simpson Thacher & Bartlett are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could disagree with the explanations or conclusions contained in this summary. No rulings have been or will be sought from the IRS with respect to the transactions described in this Prospectus Supplement and the attached Prospectus. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Simpson Thacher & Bartlett has advised us that they believe that, if challenged, the opinions expressed in this summary would be sustained by a court with jurisdiction in a properly presented case. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, AS WELL AS THE CONSEQUENCES TO YOU UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

CLASSIFICATION OF THE ISSUER

     In connection with the issuance of the Capital Securities, Simpson Thacher & Bartlett is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in its opinion, the Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the Subordinated Debentures and required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the Subordinated Debentures. See "-- Interest Income and Original Issue Discount" below.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

     Chase, the Issuer and you, by your acceptance of a beneficial ownership interest in a Capital Security, agree to treat the Subordinated Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Subordinated Debentures, Simpson Thacher & Bartlett is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in its opinion, the Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     We anticipate that the Subordinated Debentures will not be issued with an issue price that is less than their stated redemption price at maturity. Thus, except as discussed below, the Subordinated Debentures will not be subject to the special original issue discount ("OID") rules, at least upon initial issuance. You will generally be taxed on the stated interest on the Subordinated Debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

     If, however, Chase exercises its right to defer payments of interest on the Subordinated Debentures, the Subordinated Debentures will become OID instruments at that time. In that case, you will be subject to special OID rules described below. Once the Subordinated Debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

     Under the OID economic accrual rules, the following occurs:

     - you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Subordinated Debentures using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

     - the actual cash payments of interest you receive on the Subordinated Debentures would not be reported separately as taxable income;

     - any amount of OID included in your gross income, whether or not during a deferral period, with respect to the Capital Securities will increase your tax basis in those Capital Securities; and

     - the amount of distributions that you receive in respect of that accrued OID will reduce your tax basis in those Capital Securities.

     The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the Subordinated Debentures were issued initially with OID. If the IRS were successful, regardless of whether Chase exercises its option to defer payments of interest on the Subordinated Debentures, you would be subject to the special OID rules described above.

     If you are a corporate holder of Capital Securities, you will not be entitled to a dividends-received deduction with respect to any income you recognize with respect to the Capital Securities.

DISTRIBUTION OF SUBORDINATED DEBENTURES OR CASH TO HOLDERS OF CAPITAL SECURITIES

     As described under the caption "Summary of Terms of Capital
Securities -- Optional Liquida-
tion of the Issuer and Distribution of Subordinated Debentures to Holders" above, the Subordinated Debentures held by the Issuer may be distributed to you in exchange for your Capital Securities when the Issuer is liquidated. Under current law, this type of distribution from a grantor trust would not be taxable. Upon a distribution, you will receive your pro rata share of the Subordinated Debentures previously held indirectly through the Issuer. Your holding period and aggregate tax basis in the Subordinated Debentures will equal the holding period and aggregate tax basis that you had in your Capital Securities before the distribution. If, however, the Issuer is treated as an association taxable as a corporation, a Tax Event will occur. If Chase elects to distribute the Subordinated Debentures to you at this time, the distribution would be taxable to the Issuer and to you.

     Chase also has the option to redeem the Subordinated Debentures and distribute the resulting cash in liquidation of the Issuer. This distribution would be taxable as described below in "--Sales of Capital Securities". Further, in other circumstances described under "Summary of Terms of the Subordinated Debentures -- Redemption" and "-- Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event", Chase may redeem the Subordinated Debentures and distribute cash in liquidation of the Issuer. This distribution of cash would also be taxable as described below in "-- Sales of Capital Securities".

     If you receive Subordinated Debentures in exchange for your Capital Securities, you would accrue interest in respect of the Subordinated Debentures received from the Issuer in the manner described above under "-- Interest Income and Original Issue Discount".

SALES OF CAPITAL SECURITIES

     If you sell or redeem your Capital Securities, you will recognize gain or loss equal to the difference between:

     - your amount realized on the sale or redemption; and

     - your adjusted tax basis in the Capital Securities sold or redeemed.

     Your gain or loss will be a capital gain or loss except to the extent any amount realized is treated as payment of accrued but unpaid interest not previously included in income with respect to your pro rata share of the Subordinated Debentures required to be included in income. The gain or loss will generally be a long-term capital gain or loss if you have held your Capital Securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are taxed a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

     The following discussion only applies to you if you are not a United States Person. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Subordinated Debentures. See "-- Classification of the Issuer." As a result, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (1) no withholding of United States federal income tax will be required with respect to the payment by Chase or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the Capital Securities (or the Subordinated Debentures) if you meet all of the following requirements:

          - you do not actually or constructively own 10% or more of the total combined voting power of all classes of Chase's voting stock within the meaning of Section 871(h)(3) of the Code and the regulations under that Section;

          - you are not a controlled foreign corporation related to Chase through stock ownership;

          - you are not a bank whose receipt of interest on the Subordinated Debentures is described in Section 881(c)(3)(A) of the Code; and

          - you satisfy the statement requirement, described generally below, set forth in Section 871(h) and Section 881(c) of the Code and the regulations under those sections; and

          (2) no withholding of United States federal income tax generally will be required with respect to any gain you realize upon the sale or other disposition of the Capital Securities (or the Subordinated Debentures).

     To satisfy the requirements referred to in (1) above, you, or a financial institution holding the Capital Securities on your behalf, must provide to the Issuer or its paying agent, in accordance with specified procedures, a statement to the effect that you are not a United States Person. Currently you can meet this requirement if one of the following is performed:

     - you provide your name and address, and certify, under penalties of perjury, that you are not a United States Person; this certification may be made on an IRS Form W-8 or a successor form; or

     - a financial institution holding the Capital Securities on your behalf certifies, under penalties of perjury, that:

          - you provided it with a statement described above; and

          - the financial institution furnishes a paying agent with a copy of the statement.

     Under final Treasury regulations (the "Final Regulations"), the statement requirement referred to in clause (1) above may also be satisfied with other documentary evidence for interest paid after December 31, 2000 with respect to an offshore account or through certain foreign intermediaries.

     If you cannot satisfy the requirements of the "portfolio interest" exception described in (1) above, payments of premium, if any, and interest (including OID) made to you will be subject to a 30% United States withholding tax unless you provide Chase or its paying agent, as the case may be, with one of the following properly executed forms:

     - IRS Form 1001 or a successor form claiming an exemption from or reduction of withholding tax under the benefit of a tax treaty; or

     - IRS Form 4224 or a successor form stating that interest paid on the Capital Securities (or the Subordinated Debentures) is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

     Under the Final Regulations, you will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If you are engaged in a trade or business in the United States and interest on the Capital Securities (or the Subordinated Debentures) is effectively connected with the conduct of your trade or business, you will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States Person. However, you will not be subject to the withholding described above.

     In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of your effectively-connected earnings and profits for the taxable year, subject to adjustments. For this purpose, that interest would be included in your earnings and profits.

     You will generally not be subject to United States federal income tax on any gain you realized upon a sale or other disposition of the Capital Securities (or the Subordinated Debentures ) unless:

     - the gain is effectively connected with your trade or business in the United States, or

     - you are an individual and are present in the United States for 183 days or more in the taxable year of that sale, exchange or retirement, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Income on the Capital Securities held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to those holders and to the IRS. That income will be reported to you on Form 1099, which should be mailed to the holders of record prior to January 31 following each calendar year.

     "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless you:

     - furnish your taxpayer identification number in the manner prescribed in applicable Treasury regulations;

     - certify that the number is correct;

     - certify as to no loss of exemption from backup withholding; and

     - meet certain other conditions.

     In general, no information reporting or backup withholding will be required with respect to payments made by the Issuer to non-United States Persons if a statement described in (1) under "Non-United States Holders" has been received and the payor does not have actual knowledge that you are a United States Person.

     In addition, backup withholding may apply to the payment of proceeds from the disposition of Capital Securities (or Subordinated Debentures) within the United States or conducted through certain United States-related financial intermediaries unless the statement described in (1) under "Non-United States Holders" has been received and the payor does not have actual knowledge that your are a United States Person or you otherwise establish an exemption.

     Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided that the required information is furnished to the IRS.

                              ERISA CONSIDERATIONS

     Each fiduciary of any of the following, which we collectively refer to as "Plans":

     - an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),

     - a plan described in Section 4975 of the Code, including an individual retirement arrangement or a Keogh plan, and

     - any entity whose underlying assets include "plan assets" by reason of any such plan's investment in that entity,

should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest"). A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code; however, governmental plans may be subject to similar provisions under applicable state laws.

     Under a regulation issued by the U.S. Department of Labor (the "DOL"), which we refer to as the "Plan Assets Regulation", the assets of the Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

     Under an exception contained in the Plan Assets Regulation, the assets of the Issuer would not be deemed to be "plan assets" of investing Plans if:

     - immediately after the most recent acquisition of an equity interest in the Issuer, less than 25% of the value of each class of equity interests in the Issuer were held by "Benefit Plan Investors", which we define as Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets"; or

     - the Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation.

     No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the Capital Securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. In addition, no assurance can be given that the Capital Securities would be considered to be publicly-offered securities under the Plan Assets Regulation.

     Certain transactions involving the Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of the Plan and the assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer. For example, if Chase were a Party in Interest with respect to a Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), extensions of credit between Chase and the Issuer (including the Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if Chase were considered to be a fiduciary with respect to the Issuer as a result of certain powers it holds (such as its powers to remove and replace the Property Trustee and the Administrative Trustees), it is possible that the optional redemption or acceleration of the Subordinated Debentures would be considered to be a prohibited transaction under
Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each Benefit Plan Investor, by purchasing Capital Securities, will be deemed to have directed the Issuer to invest in the Subordinated Debentures and to have appointed the Property Trustee.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the Capital Securities if assets of the Issuer were deemed to be "plan assets" of Plans investing in the Issuer as described above. Those class exemptions are:

     - PTCE 96-23 (for certain transactions determined by in-house asset managers);

     - PTCE 95-60 (for certain transactions involving insurance company general accounts);

     - PTCE 91-38 (for certain transactions involving bank collective investment funds);

     - PTCE 90-1 (for certain transactions involving insurance company separate accounts); and

     - PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Issuer for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

     By purchasing or holding Capital Securities or any interest in them you will be deemed to have represented that either:

     - you are not a Plan or a Plan Asset Entity and are not purchasing the securities on behalf of or with "plan assets" of any Plan; or

     - you are eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

     If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, Chase and the Issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

     Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer were deemed to be "plan assets" and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                                  UNDERWRITING

     Chase, the Issuer and the underwriters named below (the "Underwriters") have entered into an underwriting agreement relating to the offer and sale of the Capital Securities (the "Underwriting Agreement"). In the Underwriting Agreement, the Issuer has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase from the Issuer, the number of Capital Securities set forth opposite its name below:

                                                                  NUMBER OF
NAME                                                          CAPITAL SECURITIES
----                                                          ------------------
Chase Securities Inc........................................        1,577,750
Salomon Smith Barney Inc. ..................................        1,577,750
Merrill Lynch, Pierce, Fenner, & Smith
             Incorporated...................................        1,565,000
PaineWebber Incorporated....................................        1,565,000
Prudential Securities Incorporated..........................        1,565,000
Bear, Stearns & Co. Inc.....................................          325,000
Lehman Brothers Inc.........................................          325,000
U.S. Bancorp Piper Jaffray Inc..............................          325,000
A.G. Edwards & Sons, Inc....................................           75,000
First Union Securities, Inc.................................           75,000
Dain Rauscher Incorporated..................................           75,000
McDonald Investments Inc., A Keycorp Company................           75,000
Raymond James & Associates, Inc.............................           75,000
Robert W. Baird & Co. Incorporated..........................           75,000
The Robinson-Humphrey Company, LLC..........................           75,000
SG Cowen Securities Corporation.............................           75,000
UBS Warburg LLC.............................................           75,000
ABN Amro Incorporated.......................................           18,500
BB&T Investment Services, Inc., a Division of Scott &
  Stringfellow..............................................           18,500
Davenport & Company LLC.....................................           18,500
Fahnestock & Co. Inc........................................           18,500
Fifth Third Securities, Inc.................................           18,500
First Albany Corporation....................................           18,500
Gibraltar Securities Co.....................................           18,500
Gruntal & Co., L.L.C........................................           18,500
Guzman & Company............................................           18,500
J.J.B. Hilliard, W.L. Lyons, Inc............................           18,500
Janney Montgomery Scott Inc.................................           18,500
Keefe, Bruyette & Woods, Inc................................           18,500
Legg Mason Wood Walker, Incorporated........................           18,500
Mesirow Financial, Inc......................................           18,500
Morgan Keegan & Company, Inc................................           18,500
Muriel Siebert & Co., Inc...................................           18,500
NatCity Investments, Inc....................................           18,500
Olde Discount Corporation...................................           18,500
Charles Schwab & Co., Inc...................................           18,500
Stephens Inc................................................           18,500
Stifel, Nicolaus & Company, Incorporated....................           18,500
TD Securities (USA) Inc.....................................           18,500
Tucker Anthony Incorporated.................................           18,500
Utendahl Capital Partners, L.P..............................           18,500

                                                                  NUMBER OF
NAME                                                          CAPITAL SECURITIES
----                                                          ------------------
Wachovia Securities, Inc....................................           18,500
Wedbush Morgan Securities...................................           18,500
The Williams Capital Group, L.P.............................           18,500
                                                                 ------------
          Total.............................................       10,000,000

     The obligations of the Underwriters under the Underwriting Agreement, including their agreement to purchase the Capital Securities from the Issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the Underwriting Agreement. The Underwriters have agreed to purchase all of the Capital Securities if any are purchased.

     The Underwriters have advised us that they propose to offer the Capital Securities to the public at the public offering price that appears on the cover page of this Prospectus Supplement. The Underwriters may offer the Capital Securities to selected dealers at the public offering price minus a selling concession of up to $0.50 per Capital Security. In addition, the Underwriters may allow, and those selected dealers may reallow, a selling concession of up to $0.30 per Capital Security to certain other dealers. After the initial public offering, the Underwriters may change the public offering price and any other selling terms.

     In view of the fact that the Issuer is using the proceeds from the sale of the Capital Securities to purchase the Subordinated Debentures, Chase has agreed that:

     - Chase will pay the Underwriters compensation for their arrangement of that investment in an amount equal to $0.7875 per Capital Security; and

     - Chase will pay the expenses of Chase and the Issuer related to this offering, which Chase estimates will be $100,000.

     In addition, Chase and the Issuer have agreed:

     - to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933; and

     - that until the closing of the sale of the Capital Securities, Chase will not, without the consent of the Underwriters, offer or sell any securities of the Issuer or Chase that are substantially similar to the Capital Securities.

     The Capital Securities are a new issue of securities, and there is currently no established trading market for the Capital Securities. The Capital Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. We expect trading of the Capital Securities on the New York Stock Exchange to begin within a 30-day period after the initial issuance of the Capital Securities. The Underwriters have advised us that they intend to make a market in the Capital Securities prior to the date trading on the New York Stock Exchange begins. However, they are not obligated to do so and may discontinue any market making in the Capital Securities at any time in their sole discretion. Therefore, we cannot assure you as to the liquidity of the trading markets for the Capital Securities.

     In order to meet one of the requirements for listing the Capital Securities on the New York Stock Exchange, the Underwriters have undertaken to sell lots of 100 or more of the Capital Securities to a minimum of 400 beneficial holders.

     We own directly or indirectly all the outstanding equity securities of Chase Securities Inc. ("CSI"). The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding an NASD member firm's underwriting of securities of an affiliate. In accordance with Rule 2720, no Underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

     Chase's affiliates, including CSI, may use this Prospectus Supplement and the attached Prospectus in connection with offers and sales of the Capital Securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

     In connection with this offering, CSI, on behalf of the Underwriters, may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Overallotment involves sales in excess of the offering size, which create a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Capital Securities in the open market for the purpose of pegging, fixing or maintaining the price of the Capital Securities. Syndicate covering transactions involve purchases of the Capital Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the Capital Securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Capital Securities to be higher than it would otherwise be in the absence of those transactions. If CSI engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

     Certain of the Underwriters engage in transactions with and perform services for Chase and its affiliates in the ordinary course of business.

     The Issuer will deliver the Capital Securities to the Underwriters at the closing of this offering when the Underwriters pay the Issuer the purchase price of the Capital Securities. The Underwriting Agreement provides that the closing will occur on July 31, 2000, which is four business days after the date of this Prospectus Supplement. Rule 15c6-1 under the Exchange Act generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise.

                             VALIDITY OF SECURITIES

     Richards, Layton & Finger, special Delaware counsel to Chase and the Issuer, will opine on certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the formation of the Issuer. Simpson Thacher & Bartlett, New York, New York, will opine on the validity of the Guarantee and the Subordinated Debentures for Chase, and Cravath, Swaine & Moore, New York, New York, will opine on those matters for the Underwriters. Simpson Thacher & Bartlett and Cravath, Swaine & Moore will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Cravath, Swaine & Moore has represented and continues to represent Chase and its subsidiaries in a substantial number of matters on a regular basis. Simpson Thacher & Bartlett, as tax counsel, will opine on certain matters relating to the United States federal income tax considerations described in this Prospectus Supplement.

                                 $1,500,000,000

                        THE CHASE MANHATTAN CORPORATION
                         JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES

                                CHASE CAPITAL VI
                               CHASE CAPITAL VII
                               CHASE CAPITAL VIII
                                CHASE CAPITAL IX
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                        THE CHASE MANHATTAN CORPORATION

     The Chase Manhattan Corporation, a Delaware corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Debt (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstance, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."

     Chase Capital VI, Chase Capital VII, Chase Capital VIII and Chase Capital IX, each a trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing beneficial ownership interests in such Issuer. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in such Issuer. Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.
     Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). Accordingly, if, as provided in an accompanying Prospectus Supplement, the
                                                        (continued on next page)

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

                 The date of this Prospectus is July 17, 1998.

(cover page continued)

Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Preferred
Securities -- Distributions."

     Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement and the related Guarantee (each, as defined herein), in the aggregate, will provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee." The payment of Distributions with respect to the Preferred Securities of each Issuer and payments on liquidation of such Issuer or redemption of such Preferred Securities, in each case out of funds held by such Issuer, will be irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of the Corporation under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Debt of the Corporation.

     The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Issuer. If so provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") (if such approval is then required under the Federal Reserve's applicable capital guidelines or policies), redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate each Issuer and, after satisfaction of liabilities to the creditors of such Issuer as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in exchange therefor upon liquidation of their interests in such Issuer. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination."

     The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $1,500,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The

Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. See "The Issuers," "Description of Preferred Securities," "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1997.

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     3. Current Reports on Form 8-K dated January 21, 1998, January 28, 1998, March 17, 1998, April 21, 1998 and May 19, 1998.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: The Chase Manhattan Corporation, 270 Park Avenue, New York, New York 10017, Attention:
Office of the Secretary, telephone number (212) 270-4040.

                        THE CHASE MANHATTAN CORPORATION

     The Corporation is a bank holding company organized under the laws of Delaware in 1968 and registered under the Bank Holding Company Act of 1956, as amended. On March 31, 1996, The Chase Manhattan Corporation ("heritage Chase") merged with and into Chemical Banking Corporation, and Chemical Banking Corporation changed its name to "The Chase Manhattan Corporation."

     The Corporation is a Delaware corporation with its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-6000.

                                  THE ISSUERS

     Each Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee and two Administrative Trustees (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each Issuer will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") prior to the issuance of Preferred Securities by such Issuer, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the sole revenue of each Issuer.

     All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities -- Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

     Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

     The principal executive office of each Issuer is 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Trust Securities) for general corporate purposes, including investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under the Junior Subordinated Indenture, dated as of December 1, 1996, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures heretofore or hereafter issued pursuant to the Indenture, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "-- Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including The Chase Manhattan Bank, Chase Manhattan Bank USA, National Association, and Chase Bank of Texas, National Association, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See
"-- Subordination" and the applicable Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures offered thereby: (1) the title of such Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of such Junior Subordinated Debentures; (3) the date or dates on which the principal of such Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which such Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") and the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest on such Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," such Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of such Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay such Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which such Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or right; (8) the denominations in which such Junior Subordinated Debentures shall be issuable;
(9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which such Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or in the covenants of the Corporation specified in the Indenture with respect to such Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to such Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such Junior Subordinated Debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on such Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of such Junior Subordinated Debentures and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under "-- Global Junior Subordinated Debentures," whether such Junior Subordinated Debentures shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange such Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual definitive Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary, which may include the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of
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

the Euroclear System ("Euroclear"), and Cedelbank, societe anonyme ("Cedel") ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants, including Euroclear and Cedel and their participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the

Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in aggregate principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in the denominations specified for such series in the applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures (other than any Junior Subordinated Debentures represented by Global Junior Subordinated Debentures) will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided, that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will

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

specify such date or describe such conditions. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined below) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following of the occurrence of such Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

     "Tax Event" means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such Preferred Securities, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable Preferred Securities under the applicable Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the applicable Preferred Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the series of Related Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period) if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

          (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Related Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

     The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus

Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration thereof) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

TRUST EXPENSES

     Pursuant to the Indenture, the Corporation as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of each Issuer (including costs and expenses relating to the organization of each Issuer, the fees and expenses of the Issuer Trustees and the cost and expenses relating to the operation of each Issuer) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which each Issuer might become subject.

GOVERNING LAW

     The Indenture is, and the Junior Subordinated Debentures will be, governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated

Debentures will have the rights, in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "-- Modification of Indenture", " -- Debenture Events of Default" and
"-- Enforcement of Certain Rights by Holders of Preferred Securities," unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

     The Corporation will covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory business trust whose Common Securities are owned by the Corporation.

GENERAL

     The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common

Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Trust Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     Each Issuer's Preferred Securities represent beneficial ownership interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided, that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to such Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).

     The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under "Description of Guarantees."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated
Debentures -- Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

     The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event, in either case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

     Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Related Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Related Preferred Securities and Common Securities in exchange therefor upon liquidation of such Issuer.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by The Depository Trust Company ("DTC") or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

     Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to terminate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures would be distributed.

     "Liquidation Amount" means the stated amount per Trust Security as set forth in the applicable Prospectus Supplement.

     "Tax Event" with respect to an Issuer means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

REDEMPTION PROCEDURES

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also
"-- Subordination of Common Securities."

     If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the relevant Guarantee as described under "Description of Guarantees," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the Liquidation Amount of Preferred Securities in such minimum amounts as shall be specified in the applicable Prospectus Supplement. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

     In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Trust Agreement until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Preferred Securities as described under
 "-- Redemption or Exchange -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "-- Subordination of Common Securities" and "-- Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in the Trust Agreement. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any such amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the corresponding Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary, which unless otherwise indicated in the applicable Prospectus Supplement for such series will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants, which may include Euroclear and Cedel. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants including Euroclear and Cedel. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

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

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with the Property Trustee as custodian for DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

     Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities or Junior Subordinated Debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Preferred Security or Junior Subordinated Debenture from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security or Junior Subordinated Debenture by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

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                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities and Common Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities and Common Securities.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Trust Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Trust Securities or by causing the Issuer to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Trust Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "-- Status of the Guarantees." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes

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

such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as the Junior Subordinated Debentures.

     Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Trust Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Trust Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Trust Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Trust Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the Trust Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any

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

Guarantee at the request of any holder of any Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Trust Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Trust Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Trust Securities must restore payment of any sums paid under such Trust Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions and other amounts) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on the Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

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     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

     Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures and Preferred Securities, respectively, as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred
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

Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

     Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

     In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

     The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Simpson Thacher & Bartlett (a partnership which includes professional corporations), counsel to the Corporation, and for the Issuers by Richards, Layton & Finger, special Delaware counsel to the Issuers and the Corporation. The validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Cravath, Swaine & Moore. Simpson Thacher & Bartlett and Cravath, Swaine & Moore will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.

                                    EXPERTS

     The consolidated financial statements and schedules of the Corporation and subsidiaries appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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